Exhibit 10.4

AMENDMENT

to

CONVERTIBLE LOAN AGREEMENT

This AMENDMENT (the “Amendment”) is made as of this __ day of April, 2012, to that certain Convertible Loan Agreement dated October 28, 2010 (the “Agreement”) by and between P.V. Nano Cell Ltd., an Israeli company (the “Company”) and Israel Electric Corporation (the “Investor”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Agreement.

WHEREAS,	The Company and the Investor have entered into the Agreement on October 28, 2010; and

WHEREAS,	The Investor agreed to provide the Company with an additional principal amount of NIS 1,000,000, subject to the terms and conditions set forth in this Amendment; and

WHEREAS,	The Company and the Investor desire to modify certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment of Section 1. The “Principal Amount” shall be increased to NIS 3,000,000.

2.	Amendment of Schedule A. Schedule A of the Agreement shall be replaced in its entirety with Schedule A attached hereto.

3.	Conditions to Effectiveness. The effectiveness of this Amendment is subject to the execution and delivery by the Company and the Investor.

4.	No Other Amendments. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Agreement and this Amendment shall be read and construed together as a single agreement.

5.	Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

6.	Governing Law. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of Israel.

7.	Counterparts. This Amendment may be executed in two or more counterparts and the signatures delivered by facsimile, each of which shall be deemed an original, with the same effect as if the signatures were upon the same instrument and delivered in person.

8.	Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, each of the parties have caused this Amendment to the Convertible Loan Agreement to be executed as of the day and year first written above.

THE COMPANY:

P.V. NANO CELL LTD.

By:

Name:

Title:

THE INVESTOR:

ISRAEL ELECTRIC CORPORATION

By:

Name:

Title:

[Signature page to Amendment to the Convertible Loan Agreement]

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Schedule A

Milestones

The Principal Amount shall be disbursed to the Company as follows:

	Amount Paid at Milestone	Milestone	Estimated time line
1	NIS 600,000	At the Closing
2	NIS 300,000	Submission of a report showing the Company’s ability to produce nano-copper that did not oxidize for one month.	Three months following Closing
3	NIS 300,000	Submission of a report containing the chosen method to produce Nano-copper.	Seven months following Closing
4	NIS 400,000	First full ink prototype.	Eleven months following Closing
5	NIS 400,000	First printed prototype using nano-copper ink.	Fifteen months following Closing

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